EXHIBIT 23 - CONSENT OF EXPERTS
             -------------------------------

P A R K E R & C O.
CHARTERED ACCOUNTANTS
200 - 2560 Simpson Road, Richmond BC  V6X 1P9
Telephone: (604) 276-9920 Fax: (604) 276-4577


June 6, 2002

U.S. Securities and Exchange Commission
Washington, D.C. USA 20549


Reference:	Novus Laboratories, Inc.
		(Formerly Asia Pacific Trading, Inc.)
		Unaudited Consolidated Financial Statements
		For the Three Months Ended 31 March 2002 and 2001

Dear Sirs:

We refer to the US Securities and Exchange Commissions Form 10-SB12G General Form For Registration of Securities of Small Business Issuers for Novus Laboratories, Inc., dated 31 March 2002.

We consent to the use in the above-mentioned Form of our report dated 7 June 2002 to the stockholders of Novus Laboratories, Inc., formerly Asia Pacific Trading, Inc. on the following financial statements:

Interim consolidated statement of financial position as at 31 March 2002 and 2001;

Interim consolidated statements of loss and deficit and cash flows for the three months ended 31 March 2002 and 2001; and

Interim consolidated statement of changes in stockholders equity from the date of incorporation, 29 September 1998 to 31 March 2002.

We report that we have read the Form 10 for submission to the US Securities and Exchange Commission and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the consolidated financial statements which we have reported on or that is within our knowledge as a result of our audit of such interim consolidated financial statements.

This letter is provided to the US Securities and Exchange Commission to which it is addressed pursuant to the requirements of the Securities Exchange Act of 1934 and not for any other purpose.

Yours truly,
/s/ Parker & Co.
Chartered Accountants